Exhibit (a)(1)(C)

Notice of Guaranteed Delivery

to

Tender Shares of Common Stock

of

Qualstar Corporation

to

BKF Capital Group, Inc.

(Not to be Used for Signature Guarantees)

As set forth in Section 3 of the Offer to Purchase, referred to below, this form or one substantially equivalent hereto must be used to accept the Offer of BKF Capital Group, Inc. for shares of common stock, no par value, of Qualstar Corporation, a California corporation , if certificates for the shares are not immediately available, or if the procedure for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach the Depositary at the address set forth below prior to the Expiration Date (as defined in the Offer to Purchase). This form must be delivered by overnight courier or mail to the Depositary and must include a guarantee by an Eligible Institution (as defined in the Offer to Purchase). See Section 3 of the Offer to Purchase.

The Depositary for the Offer is:

American Stock Transfer & Trust Company, LLC

If delivering by mail: American Stock Transfer & Trust Company, LLC Operations Center Attn: Reorganization Department P.O. Box 2042 New York, New York 10272-2042

If delivering by hand, express mail, courier or any other expedited service:

American Stock Transfer & Trust Company, LLC

Operations Center
Attn: Reorganization Department

6201 15th Avenue
Brooklyn, New York 11219

Delivery of this Notice of Guaranteed Delivery to an address other than as set forth above does not constitute a valid delivery to the Depositary.

This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions thereto, such signature guarantee must be provided in the applicable space provided in the signature box on the Letter of Transmittal.

The guarantee on the reverse side must be completed.

Ladies and Gentlemen:

The undersigned hereby tender(s) to BKF Capital Group, Inc., upon the terms and subject to the conditions set forth in its Offer to Purchase dated January 30, 2013, and the related Letter of Transmittal, receipt of which is hereby acknowledged, the number of shares of common stock, no par value, of Qualstar Corporation set forth below, all pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase.

Name of Shares Tendered:

Certificate Nos. (if available):

Check box if Shares will be tendered by book-entry transfer: ☐

Name of Tendering Institution:

Account Number at book-entry transfer facility:

Name(s) of Record Holder(s):

Please Print

Address(es):

(zip code)

Telephone No(s):

(Area Code)

SIGN HERE

Signature(s):

Dated: _____________________________, 2013

GUARANTEE
(NOT TO BE USED FOR SIGNATURE GUARANTEE)

The undersigned, a firm which is a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of a recognized Medallion Program approved by the Securities Transfer Association Inc., including the Securities Transfer Agents Medallion Program (STAMP), the Stock Exchange Medallion Program (SEMP) and the New York Stock Exchange Medallion Signature Program (MSP) or any other “eligible guarantor institution” (as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934), guarantees to deliver to the Depositary either (1) the certificates evidencing all tendered shares, in proper form for transfer, or (2) a book-entry confirmation (as defined in the Offer to Purchase) with respect to such shares, in either case, together with the Letter of Transmittal, properly completed and duly executed, with any required signature guarantees or an Agent’s Message (as defined in the Offer to Purchase) in the case of a book-entry delivery, and any other required documents, all within three trading days after the date hereof.

The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for shares to the Depositary within the time period indicated herein. Failure to do so could result in a financial loss to such Eligible Institution. All capitalized terms used herein have the meanings set forth in the Offer to Purchase.

Name of Firm:

Address:

Telephone No.:

(Area Code)

Authorized Signature

Name:

Please Print or Type

Title:

Dated: _____________________________, 2013

NOTE:	DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE. CERTIFICATES FOR SHARES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.